UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 27, 2006

M/I HOMES, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-12434	31-1210837
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3 Easton Oval, Suite 500, Columbus, Ohio	43219
(Address of Principal Executive Offices)	(Zip Code)

(614) 418-8000
(Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 27, 2006, M/I Financial, Corp. (a wholly-owned subsidiary of the Company) and the Company entered into the First Amended and Restated Revolving Credit Agreement with Guaranty Bank (“Credit Agreement”). The Credit Agreement was a replacement of M/I Financial’s existing credit agreement, which expired on April 27, 2006. The description of the Credit Agreement provided below is qualified in its entirety by reference to the full and complete terms contained in the Credit Agreement.

The Credit Agreement provides M/I Financial with $40.0 million maximum borrowing availability, except for the period December 15, 2006 through January 15, 2007 when the maximum borrowing availability is increased to $65.0 million. The maximum borrowing availability is limited to a percentage of eligible mortgage loans. Interest rates on outstanding borrowings are determined by reference to Prime Rate or LIBOR plus a percentage, with a commitment fee on the unused portion of the Credit Agreement, as described in the Credit Agreement. The Credit Agreement expires April 26, 2007. Under the terms of the Credit Agreement, M/I Financial is required to maintain a minimum tangible net worth and maintain certain financial ratios.

A copy of the First Amended and Restated Revolving Credit Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

Effective April 27, 2006, the Credit Agreement referenced in Item 1.01 above replaced the Company's existing $40.0 million revolving credit agreement. The disclosure contained in Item 1.01 is incorporated herein by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT

The disclosure contained in Item 1.01 and Item 1.02 is incorporated herein by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit No.	Description of Documents
10.1	First Amended and Restated Revolving Credit Agreement Among M/I Financial, Corp. and M/I Homes, Inc., as the Borrowers, and Guaranty Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2006

M/I Homes, Inc.

By:	/s/ Ann Marie W. Hunker
Ann Marie W. Hunker
Controller and Chief Accounting Officer

Index to Exhibits

Exhibit No.	Description of Documents
10.1	First Amended and Restated Revolving Credit Agreement Among M/I Financial, Corp. and M/I Homes, Inc., as the Borrowers, and Guaranty Bank.